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Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
ATS CORPORATION
at
$3.20 NET PER SHARE
Pursuant to the Offer to Purchase dated February 28, 2012
by
ATLAS MERGER SUBSIDIARY, INC.,
a direct wholly owned subsidiary of
SALIENT FEDERAL SOLUTIONS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 26, 2012, UNLESS THE TENDER OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.0001 per share, of ATS Corporation, a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach Wells Fargo Bank, N.A. (which we refer to as the "Depositary") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail or by hand or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	By Hand or Overnight Courier: (Until 6:00 P.M. New York City Time on Expiration Date) Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, Minnesota 55075

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

 THE GUARANTEE ON PAGE 3 MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Atlas Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Salient Federal Solutions, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated February 28, 2012 (as it may be amended or supplemented from time to time, what we refer to as the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, what we refer to as the "Letter of Transmittal" and, together with the Offer to Purchase, what we refer to as the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (which we refer to as "Shares"), of ATS Corporation, a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s)
(if available)

☐ Check here if Shares will be tendered by book entry transfer.
Name of Tendering Institution:
DTC Account Number:
Dated , 2012
Name(s) of Record Holder(s):
(Please type or print)
Address(es):
(Zip Code)
Area Code and Telephone No.	(Daytime telephone number)
Signature(s):

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary's account at DTC (pursuant to the procedures set forth in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) trading days in the NYSE Amex after the date hereof.

Name of Firm	Authorized Signature
Address	Name (Please type or Print)
(Zip Code)	Title

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
The Depositary for the Offer is: Wells Fargo Bank, N.A.
THE GUARANTEE ON PAGE 3 MUST BE COMPLETED.
GUARANTEE (Not to be used for signature guarantee)